Exhibit 99.1

CONTACT:	Corporate Communications 404-715-2554 news archive at news.delta.com Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for April 2013

ATLANTA, May 2, 2013 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for April 2013.

Consolidated passenger unit revenue (PRASM) for the month of April decreased 2% year over year due to demand softness in the domestic entity and the 1-2 point negative impact in the Pacific from the yen devaluation.  This result is in line with previous guidance; Delta still expects a modest year over year improvement in May and June unit revenues.

Delta completed 99.9 percent of its flights in April and ran an on-time arrival rate of 85.6 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
April Consolidated PRASM change year over year	(2.0%)
Projected June quarter fuel price per gallon, adjusted	$2.95-$3.00
April On-time performance (preliminary DOT A14)	85.6%
April Mainline completion factor	99.9%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves more than 160 million customers each year. Delta was named by Fortune magazine as the most admired airline worldwide in its 2013 World’s Most Admired Companies airline industry list, topping the list for the second time in three years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 317 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta is investing more than $3 billion in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta and Facebook.com/delta.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of May 2, 2013, and which we have no current intention to update.

	Monthly Traffic Results (a)					Year to Date Traffic Results (a)
	Apr 2013	Apr 2012	Change			Apr 2013	Apr 2012	Change

RPMs (000):
Domestic	9,438,627	9,561,369	(1.3%	)		35,414,457	35,787,145	(1.0%	)
Delta Mainline	7,596,941	7,544,494	0.7%			28,563,789	28,185,868	1.3%
Regional	1,841,686	2,016,875	(8.7%	)		6,850,668	7,601,277	(9.9%	)
International	6,107,783	6,094,266	0.2%			23,207,513	23,219,665	(0.1%	)
Latin America	1,132,419	1,101,801	2.8%			5,102,535	4,770,105	7.0%
Delta Mainline	1,113,643	1,089,316	2.2%			5,034,506	4,720,548	6.7%
Regional	18,776	12,485	50.4%			68,029	49,557	37.3%
Atlantic	3,152,426	3,257,735	(3.2%	)		10,340,009	10,971,924	(5.8%	)
Pacific	1,822,939	1,734,730	5.1%			7,764,969	7,477,636	3.8%
Total System	15,546,410	15,655,635	(0.7%	)		58,621,970	59,006,810	(0.7%	)

ASMs (000):
Domestic	11,405,083	11,200,245	1.8%			43,321,721	43,474,583	(0.4%	)
Delta Mainline	9,005,177	8,691,235	3.6%			34,174,009	33,572,236	1.8%
Regional	2,399,906	2,509,010	(4.3%	)		9,147,712	9,902,347	(7.6%	)
International	7,597,734	7,715,233	(1.5%	)		28,699,704	29,849,124	(3.9%	)
Latin America	1,407,451	1,405,142	0.2%			6,214,095	6,113,925	1.6%
Delta Mainline	1,383,326	1,386,248	(0.2%	)		6,120,895	6,034,246	1.4%
Regional	24,125	18,894	27.7%			93,200	79,679	17.0%
Atlantic	3,907,079	3,995,906	(2.2%	)		13,164,057	14,342,030	(8.2%	)
Pacific	2,283,204	2,314,185	(1.3%	)		9,321,552	9,393,169	(0.8%	)
Total System	19,002,817	18,915,478	0.5%			72,021,424	73,323,707	(1.8%	)

Load Factor:
Domestic	82.8%	85.4%	(2.6)		pts	81.7%	82.3%	(0.6)		pts
Delta Mainline	84.4%	86.8%	(2.4)		pts	83.6%	84.0%	(0.4)		pts
Regional	76.7%	80.4%	(3.7)		pts	74.9%	76.8%	(1.9)		pts
International	80.4%	79.0%	1.4		pts	80.9%	77.8%	3.1		pts
Latin America	80.5%	78.4%	2.1		pts	82.1%	78.0%	4.1		pts
Delta Mainline	80.5%	78.6%	1.9		pts	82.3%	78.2%	4.1		pts
Regional	77.8%	66.1%	11.7		pts	73.0%	62.2%	10.8		pts
Atlantic	80.7%	81.5%	(0.8)		pts	78.5%	76.5%	2.0		pts
Pacific	79.8%	75.0%	4.8		pts	83.3%	79.6%	3.7		pts
Total System	81.8%	82.8%	(1.0)		pts	81.4%	80.5%	0.9		pts

Mainline Completion	99.9%	99.8%	0.1		pts
Factor

Passengers Boarded	13,534,255	13,744,612	(1.5%	)		50,770,928	51,310,730	(1.1%	)

Cargo Ton Miles (000):	187,831	193,891	(3.1%	)		749,628	762,855	(1.7%	)

Endnote:

a Results include flights operated under contract carrier arrangements.